Exhibit 5.01

Law Office of Gary A. Agron

5445 DTC Pkwy., Suite 520

Greenwood Village, Colorado 80111

(303) 770-7254 (o)

(303) 770-7257 (f)

gaa@attglobal.net

June 19, 2004

Quepasa Corporation

410 North 44th Street, Suite 450

Phoenix, Arizona 85008

RE: Registration Statement on Form SB-2

Ladies and Gentlemen:

We are counsel for Quepasa Corporation, a Nevada corporation (the “Company”), in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 2,515,096 shares of its common stock offered by its selling stockholders through a Registration Statement on Form SB-2 (“Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the “Commission”).

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

1. Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;

2. Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

3. The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

4. The other exhibits of the Registration Statement.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing and in reliance thereon, it is our opinion that the common stock offered under the Registration Statement is currently and will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and non-assessable under Colorado law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Gary A. Agron

Gary A. Agron